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                                                                    Exhibit 16.1

                                                             Arthur Andersen LLP
                                                              1601 Market Street
                                                      Philadelphia PA 19103-2499
                                                                Tel 267 675 6000
                                                                www.andersen.com


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

June 27, 2002


Dear Sir/Madam:

The representations made in this letter are based solely on discussions with and representations from the engagement partner on the audits of the financial statements of this registrant for the two most recent fiscal years. This individual is no longer with Arthur Andersen LLP. We have read the first four paragraphs of Item 4 as they relate to Arthur Andersen LLP included in the Form 8-K dated June 27, 2002 of Radnor Holdings Corporation to be filed with the Securities and Exchange Commission and have found no basis for disagreement with the statements contained therein.

Very Truly Yours,


/s/ Arthur Andersen LLP

Copy to:
Mr. Michael V. Valenza
Senior Vice President - Finance
Radnor Holdings Corporation